UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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PAYPAL HOLDINGS, INC.

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Spring 2025 Stockholder Outreach

Key 2025 Annual Meeting themes Vote FOR Election of Directors Vote FOR Say-on-Pay Vote FOR Equity Plan Amendment Vote AGAINST Stockholder Proposals Our refreshed Board is equipped with a balanced mix of skillsets, qualifications, and experiences aligned to effectively drive our go-forward transformation strategy. In 2024, our Board worked closely with our transformed leadership team to narrow our focus, enhance execution, and reposition the business while returning to profitable growth. Our enhanced 2024 executive compensation program is designed to strengthen pay for performance alignment, increase the focus on profitable growth, reduce burn rate, and motivate leaders to successfully drive strategy. 2024 compensation outcomes are based on financial performance, reflect strong pay-for-performance alignment, and promote long term stockholder interests. We strategically utilize equity compensation to attract and retain top candidates in our highly competitive market for talent. Our equity compensation usage is governed by leading corporate governance practices, thoughtfully evaluated, and carefully monitored for dilution. There are two stockholder proposals on the ballot for PayPal’s 2025 Annual Meeting; the Board recommends Against each of them because PayPal already has comprehensive and diligent policies and practices in place regarding the matters at hand. The proposals’ requests are an inefficient use of Company resources and are not in the best interest of PayPal or its stockholders.

Building the next-generation commerce platform

PayPal is on a mission to revolutionize commerce globally, leveraging our two-sided network and scaled data vault to transform from a payments company into a commerce platform.

Commerce partner

Dynamic and personalized shopping experiences

Optimized targeting & conversion



Merchants
Consumers
Power payments
Pay everywhere
Drive growth
Pay your way
Operate smarter
Get the most value
Online
In-store
Agentic

Shopping companion

Invisible and personalized checkout experiences

Smart rewards – automatically earn, burn, and maximize

Strategic Imperatives

1. **Win Checkout:** Created a best-in-class branded checkout experience; focused on scaling innovation to provide rewarding consumer shopping experiences and drive increased conversion for our merchants.
2. **Scale Omni:** Launched PayPal Everywhere, driving significant increases in debit card adoption and opening new spend categories; continuing strong momentum through new in-store payment methods internationally.
3. **Grow Venmo:** Focused on growing Venmo revenue by improving the peer-to-peer payment experience, driving adoption of monetized products and expanding Pay with Venmo's acceptance with major brands.
4. **Accelerate Small and Medium-Sized Business:** With PayPal Complete Payments, we took the first step toward an end-to-end suite of commerce solutions that solve small business needs holistically, expanding connected and value-added services to become a growth partner and retain customers throughout their business lifecycle.

© 2025 PayPal Inc. | Confidential and Proprietary.

Experienced, qualified, and engaged Board nominees

We remain committed to active refreshment, and our recently appointed directors have strengthened core Board skillsets aligned with our go-forward strategy.



Alex Chriss
President and CEO, PayPal



Enrique Lores
Independent Board Chair
President and CEO, HP Inc.

Assumed Chair role in July 2024



Jonathan Christodoro
Partner, Patriot Global Management, LP

COMP, GOV



David Dorman
Former Non-Executive Board Chair, CVS Health Corporation

COMP*, GOV



Gail McGovern
Board Chair & Former President and CEO, American Red Cross

COMP, GOV*



Deborah Messemer
Former Major Market Managing Partner, KPMG

ARC



David Moffett
Former CEO, Federal Home Loan Mortgage Corp.

ARC*



Ann Sarnoff
Former Chair and CEO, WarnerMedia Studios & Networks Group

ARC



Frank Yeary
Managing Member, Darwin Capital Advisors, LLC

ARC

New Highly Skilled Directors Added Since 2024 Annual Meeting



Joy Chik
President, Identity and Network Access, Microsoft

ARC — *Joined March 2025*

Deep expertise in cybersecurity, information security, AI, and digital transformation



Carmine Di Sibio
Former Global Chairman and CEO, EY

ARC — *Joined July 2024*

Proven record of innovation and extensive experience advising regulated financial companies

ARC = Audit, Risk & Compliance Committee
COMP = Compensation Committee
GOV = Corporate Governance & Nominating Committee
* = Committee Chair

© 2025 PayPal Inc. | Confidential and Proprietary.
4

Enhanced 2024 executive compensation program design

Our evolved 2024 executive compensation program effectively aligns executive pay with performance and the interests of our stockholders.

Indicates new in 2024

	Form of Payment	Performance Period	Performance Criteria	Objectives
Salary	100% Cash	Ongoing	Alignment of salary with performance is evaluated on an annual basis	• Rewards individuals' current contributions • Compensates for expected day-to-day performance • Reflects scope of roles and responsibilities
Annual Incentive Plan ("AIP")	100% Cash	One year	Transaction margin dollars and non-GAAP operating income (*adjusted for individual performance*)	• Rewards successful annual performance • Incentivizes achievement of short-term performance goals designed to enhance stockholder value • Closely aligns performance goals to Company strategy
Long-Term Incentive Plan ("LTI")	50% PBRSUs	Three-year period using 12-, 24- and 36-month measurement period	rTSR metric vs. S&P 500 – Target set at 55th percentile – Payout capped at target if 36-month absolute TSR is negative	• Rewards stock price outperformance driven by superior execution, designed to drive stockholder value • Intended to satisfy long-term retention objectives while minimizing potential impact of short-term share price volatility
	50% RSUs	Vests over three years	Service-based vesting; ultimate value based on stock price performance	• Rewards the creation of long-term value • Recognizes potential future contributions • Intended to satisfy long-term retention objectives

2024 Outcomes

Compensation outcomes reflect our Compensation Committee's approach to incentivizing profitable growth and stockholder value creation over short- and long-term horizons

AIP

- Transaction margin dollar metric earned at 200% of target
- Non-GAAP operating income metric earned at 197% of target
- Total annual incentive (for CEO and NEOs) earned 199%

LTI

- 2022 – 2024 PBRSUs earned at 0% because the threshold level of performance was not met for FX-neutral revenue CAGR or free cash flow CAGR, the metrics for those PBRSUs
- Due to their start dates with PayPal, none of our NEOs held 2022 – 2024 PBSRU awards

© 2025 PayPal Inc. | Confidential and Proprietary.

5

2024 accomplishments informed pay outcomes

2024 was a pivotal transition year in which we reignited our innovation engine to address and solve our customers' greatest challenges, positioning PayPal to continue to deliver strong results.

	Key stats	FY'23	FY'24
Returned to profitable growth Price-to-value strategy, Venmo monetization	TM$[(1)]	(5)%	5%
	Non-GAAP operating income[(2)]	$5.1B	$5.8B
Returned to active account growth Improved consumer value proposition	Active accounts	(2)%	2%
Drove increased engagement Created consumer habituation and loyalty	Consumer monthly active accounts (MAA)	0%	2%
Generated strong free cash flow Returned $6B via share repurchases	Free cash flow[(2)]	$4.2B	$6.8B


2024 Relative Total Shareholder Return (rTSR)(3)
PayPal
S&P 500
rTSR (%)
50%
40%
30%
20%
10%
0%
-10%
Jan-2024
Apr-2024
Jul-2024
Oct-2024
Dec-2024

1. Transaction margin dollar growth shown excludes the impact of interest on customer balance.
2. Non-GAAP operating income and free cash flow are not financial measures prepared in accordance with GAAP. Beginning in 2024, our non-GAAP financial metric reporting (including non-GAAP operating income) includes stock-based compensation expense and related employer payroll taxes.
3. Source: Capital IQ. Stock price measured over period of 1/1/2024 through 12/31/2024.

© 2025 PayPal Inc | Confidential and Proprietary.

Equity plan aligned with stockholder interests We are requesting approval to increase the share reserve under our equity plan by 15 million shares to enable us to attract, retain, and reward top talent in the high-demand industries in which we compete for talent, while creating strong alignment between employees and stockholders. Equity Request Rationale & Considerations What We Do: What We Don’t Do: Equity Plan Aligned with Best Practices The Compensation Committee has designed our equity awards to: Support a broad-based program that is critical to our ability to effectively compete for talented employees, with 96% of 2024 grants awarded to non-named executive officers; Promote our rigorous pay-for-performance philosophy; Balance stockholder considerations regarding burn rate and dilution and the vital role of equity in attracting and retaining the talent we need to implement our strategy; and Reflect our highly competitive market for talent, with 46% of full-time employees classified within our technology function. We are focused on actively managing dilution, and in 2024, our share repurchases resulted in a reduction of 92 million shares outstanding, which more than offset the dilution from equity awards vested during the year. Our share request represents a 25% decrease from our request for 20 million shares in 2024. Our proposed request is designed to be sufficient to support our compensation programs during the remainder of 2025 and the first half of 2026 (including our annual focal grant in fiscal year 2026). Administered by 100% independent Compensation Committee Minimum vesting for equity awards Required stockholder approval for additional shares Responsible share counting provisions Annual limits on non-employee director awards Stock ownership guidelines and mandatory retention requirement Grant performance-based equity awards to our executives Explicit prohibition on repricing without stockholder approval No discounted stock options or stock appreciation rights No dividends paid on awards prior to vest and no dividend equivalents on options or stock appreciation rights Limited transferability and no share pledging No tax gross-ups Eliminated inverse fungible share ratio in 2024

Stockholder proposals misaligned with stockholder interests Vote AGAINST: Report on Charitable Giving – Proponent: NCPPR Our guidelines regarding charitable giving programs are applied without reference to political or religious viewpoints. Our governance policies and practices and existing disclosure around corporate charitable giving are appropriate and sufficiently robust. Vote AGAINST: Reduction in Threshold to Call a Special Meeting – Proponent: John Chevedden Our stockholders already have a meaningful and appropriate right to call a special meeting at a 20% ownership threshold. Our current robust corporate governance policies and practices protect the best interests of all stockholders. PayPal’s current stockholder special meeting right reflects broader market practice. Due to our thoughtful and comprehensive approach to charitable giving and our existing right to call a special meeting, implementing these proposals would be unnecessary and contrary to the interests of PayPal and its stockholders.

We request your support at the 2025 Annual Meeting A vote FOR the Election of the 11 Director Nominees Named in PayPal’s 2025 Proxy Statement A vote FOR the Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote) A vote FOR the Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated A vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2025 A vote AGAINST the Stockholder Proposal Regarding a Report on Charitable Giving A vote AGAINST the Stockholder Proposal Regarding a Reduction in Threshold to Call Special Meetings of Stockholders Our Board recommends: